ASSET PURCHASE AGREEMENT



                                  by and among



                               RGI MUSKEGON, INC.

                                   (as Buyer),



                           RANDERS ENGINEERING, INC.,
                                  REDECO, INC.,
                            VIRIDIAN TECHNOLOGY, INC.
                                       and
                       RANDERS GROUP PROPERTY CORPORATION

                                  (as Sellers)



                                       and



                          THE RANDERS KILLAM GROUP INC.

                              (as Sellers' Parent)





                                January 28, 2000

                            ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is entered into as of January 28, 2000 by and among (i) RGI Muskegon, Inc., a Michigan corporation (the "Buyer"), on the one hand; and (ii) Randers Engineering, Inc. ("REI"), Redeco, Inc. ("Redeco"), Viridian Technology, Inc. ("Viridian"), and Randers Group Property Corporation ("RGPC"), each of which is a Michigan corporation (each of REI, Redeco, Viridian and RGPC, a "Seller" and all, collectively, the "Sellers"); and The Randers Killam Group Inc., a Delaware corporation (the "Sellers' Parent"), on the other hand.


                                    RECITALS

     WHEREAS, the Sellers' Parent owns in the aggregate 100% of the issued and outstanding shares of the each of the Sellers; and

     WHEREAS, the officers and directors of the Buyer are, as of the date of this Agreement, also officers, directors and/or employees of the Sellers and or of the Sellers' Parent, and manage the business of Sellers; and

     WHEREAS, subject to the terms and conditions of this Agreement, each Seller desires to sell to the Buyer substantially all of such Seller's properties and assets; and

     WHEREAS, subject to the terms and conditions of this Agreement, the Buyer desires to purchase said properties and assets of the Sellers for the consideration specified herein and the assumption by the Buyer of certain liabilities and obligations of the Sellers;

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the parties agree as follows:


                                  ARTICLE 1

                           PURCHASE AND SALE OF ASSETS

     1.1 Sale of Assets. Subject to the provisions of this Agreement, each Seller agrees to sell and each Buyer agrees to purchase, at the Closing (as defined in Section 1.7 hereof), all of the properties, assets and rights of such Seller of every kind and description, tangible and intangible, real, personal or mixed, and wherever located, owned by such Seller as of the Closing Date (as defined in Section 1.7 hereof), other than the Excluded Assets (as defined in
Section 1.2 below), including, without limitation:

            (a) Names. All of such Seller's right, title and interest in and to the names, trade names and trademarks "Randers," "Redeco" and "Viridian";

            (b) Real Property Interests. All of RGPC's right, title and interest in and to the real property located at 570 Seminole Road, Muskegon, Michigan ("Randers Professional Building IV"), together with all of RGPC's rights under leases with tenants in such real property and all deposits and prepayments made by such tenants under such leases (all such interests, collectively, the "Building IV Interests");

            (c) Operating Assets. All of REI's, Redeco's and Viridian's furniture, fixtures, software and equipment used in the conduct of the engineering/construction businesses of REI, Redeco and Viridian, and all of the Sellers' physical assets, accounts, files, client lists, project files, drawings, specifications, reference materials and other information relating to the operation of the business of the Sellers;

            (d) Contracts and Projects. All of such Seller's active contracts and projects, including without limitation, the Contracts and Projects listed on
Schedule 1.1(d) attached to this Agreement (the "Contracts and Projects");

            (e) Balance Sheet Assets. All of such Seller's assets including cash (other than Excluded Assets) reflected on the consolidated balance sheet of the Sellers as of the Closing Date (the "Balance Sheet");

            (f) Licenses and Permits. All of such Seller's licenses, permits and regulatory approvals (to the extent transferable);

            (g) Books and Records. Except as set forth in Section 1.2(d) below, all of such Seller's books and records, wherever located; and

            (h) Other Assets. All of such Seller's other tangible and intangible assets (other than Excluded Assets) not described above.

      The assets, property and rights to be sold by the Sellers and to be purchased by the Buyer under this Agreement are hereinafter sometimes referred to as the "Purchased Assets."

     1.2 Excluded Assets. Notwithstanding anything in this Agreement to the contrary, there shall be excluded from the Assets the following assets and property:

            (a)   Goodwill.  The goodwill reflected on the Balance Sheet;

            (b) Real Property Interests. The real property located at 3391 Merriam Avenue, Muskegon, Michigan ("Randers Professional Building III"), together with any and all of any Seller's rights under leases with tenants in such real property and any and all deposits and prepayments made by such tenants under such leases;

            (c) Future Tax Benefits. The value of any future tax benefits reflected on the Balance Sheet; and

            (d) Corporate  Records.  Each Seller's  corporate  seals,  corporate franchise, Articles of Incorporation (or comparable charter document) ("Charter"), By-laws, stock record books, corporate record books containing minutes of meetings of directors and stockholders and such other records as have to do exclusively with such Seller's organization or stock capitalization (collectively, the "Corporate Records").

      The assets, property and rights of the Sellers to be excluded from the sale to the Buyers shall be referred to as the "Excluded Assets."

     1.3 Assumption of Liabilities. Upon the sale and purchase of the Purchased Assets, and subject to the provisions of this Agreement, the Buyer shall agree to assume and to pay or to discharge when due in accordance with their respective terms, the following liabilities and obligations (collectively, the "Assumed Liabilities"):

            (a) Balance Sheet Liabilities. The liabilities and obligations of the Sellers shown or reflected and reserved against on the Balance Sheet;

            (b) Contract and Project Liabilities. All liabilities and obligations of the Sellers under or relating to any of the Contracts and Projects, irrespective of whether such liabilities and obligations accrue prior to or subsequent to the Closing or relate to the period of time prior to or subsequent to the Closing;

            (c) Lease Obligations. All liabilities and obligations of any of the Sellers under or relating to (i) the leases for Sellers' office space located in Novi, Lansing and Muskegon, Michigan and (ii) the leases for the Sellers' closed offices formerly located in Cincinnati, Ohio and South Charleston, West Virginia, all as more specifically identified on Schedule 1.3(c) attached to this Agreement;

            (d) Mortgagee Obligations. All liabilities and obligations of any of the Sellers under or relating to Randers Professional Building III and Randers Professional Building IV; and

            (e) Other Liabilities. All other liabilities and obligations of any of the Sellers (i) under or relating to compliance with any statute, regulation or rule relating to the protection of the environment or to the generation, transportation, storage, treatment, disposal or management of any "hazardous material" (as so defined under the Federal Hazardous Materials Transportation Act, codified within 49 U.S.C. Sections 5101-5127 and its implementing regulations, or under any similar federal, state or local law); "hazardous waste" (as so defined under the Federal Solid Waste Disposal Act as amended by the Resource Conservation and Recovery Act, as codified within 42 U.S.C. Sections 6901-6992k and its implementing regulations, or under any similar federal, state or local laws); and/or any "hazardous substances" (as listed or identified pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 in Section 302.4 of the National Contingency Plan (Title 40 of the Code of Federal Regulations) as in effect as of the Closing Date, or under any similar federal, state or local laws; and (ii) except as set forth in Section 1.4 below, all other liabilities and obligations of any of the Sellers resulting from the conduct of the businesses of any of the Sellers prior to the Closing Date.

     1.4 Excluded Liabilities. Notwithstanding anything in this Agreement to the contrary, the Buyer shall not assume and shall not pay any of the following liabilities or obligations:

            (a) Ongoing Litigation. Any liability or obligation with respect to any of the litigation and/or disputes identified on Schedule 1.4(a) attached to this Agreement (the "Ongoing Litigation");

            (b) Certain Taxes. Any liability or obligation for any federal, state or local income, gross receipts, payroll, employment or other tax arising solely out of the inclusion of any of the Sellers in any consolidated, combined or unitary tax returns filed by the Sellers' Parent, Thermo TerraTech Inc. ("Thermo TerraTech") or Thermo Electron Corporation ("Thermo Electron");

            (c) Liabilities with respect to Certain Benefit Plans. Any liability or obligation under any pension, benefit, profit sharing, retirement, stock, deferred compensation, welfare, insurance, disability, salary continuation or other similar plan, program or agreement maintained by the Sellers' Parent, Thermo TerraTech or Thermo Electron in which none of the Sellers' employees participate as of the Closing; and

            (d) Liabilities with respect to Completed Contracts and Projects. Any liability or obligation with respect to any contract or project of any Seller that is not a Contract or Project, as defined in Section 1.1(d) (the "Completed Contracts and Projects").

      The liabilities and obligations which are not assumed by the Buyer under this Agreement are hereinafter sometimes referred to as the "Excluded Liabilities." Any Excluded Liability to which the Buyer shall succeed as a matter of law notwithstanding the express terms of this Agreement shall, as between the parties, nonetheless be deemed to be an Excluded Liability, which, as between the parties shall be the sole obligation of the Sellers.

      1.5 No Enlargement of Third Party Rights. Neither the assumption of the Assumed Liabilities by the Buyer nor the retention of the Excluded Liabilities by the Sellers, as contemplated by this Agreement, shall enlarge any rights of third parties under contracts or arrangements with the Buyer or the Sellers and nothing herein shall prevent any party from contesting in good faith with any third party any of said liabilities.

     1.6 Purchase Price and Payment. In consideration of the sale by the Sellers to the Buyer of the Purchased Assets, subject to the assumption by the Buyers of the Assumed Liabilities and the satisfaction of all of the conditions contained herein, the Buyer agrees that it shall pay to the Seller's Parent, on behalf of the respective Sellers, the amount of $538,000 (the "Purchase Price"). The Buyer's obligation to pay the Purchase Price shall be represented by the execution and delivery to the Sellers' Parent at the Closing of the Buyer's promissory note, in the form attached as Exhibit A to this Agreement, in the principal amount of the Purchase Price (the "Note"). To the extent that any funds representing any portion of the Purchase Price are in fact received from the Buyers by the Sellers' Parent, the Sellers' Parent shall receive such funds solely as agent for such Seller.

     1.7 The Closing. The closing of the purchase and sale provided for in this Agreement (herein called the "Closing") shall take place at the offices McShane & Bowie, PLC, in Grand Rapids, Michigan, immediately upon the execution and delivery of this Agreement by the parties hereto, or at such other time, date or place as may be mutually agreeable to the parties (the date on which the Closing occurs being herein called the "Closing Date"). All transactions at the Closing shall be deemed to take place as of the end of the business day in Grand Rapids, Michigan, on the Closing Date simultaneously and no transaction shall be deemed to have been completed and no document or certificate shall be deemed to have been delivered until all transactions are completed and all documents delivered.

     1.8 Closing Deliveries. At the Closing, in addition to the taking of such other actions as may be provided in this Agreement, each party shall deliver such closing documents, instruments and certificates as are specified in Article 4 of this Agreement, together with such other documents, instruments and certificates as may be reasonably requested by counsel to the other parties hereto (collectively, the "Closing Deliveries").

     1.9 Delivery of Contracts and Records and Contracts; Further Assurances.

            (a) At the time of the Closing, subject to Section 1.9(b) below, each Seller shall deliver or cause to be delivered to the Buyer all of such Seller's leases, contracts, commitments, agreements and rights which are included in the Purchased Assets. Each Seller shall also deliver to the Buyer at the time of the Closing all of such Seller's business records, copies of all tax returns, books and other data relating to its assets, business and operations (except Corporate Records and other property of such Seller excluded under Section 1.2(d)), and each Seller shall take all requisite steps to put the Buyer in actual possession and operating control of the Purchased Assets sold by such Seller. For a period of six years after Closing, or such longer period as may be reasonably requested by the Sellers' Parent, upon written request of the Sellers' Parent, the Buyer or its successor shall make or cause to be made available to the Sellers' Parent, as the case may be, (i) all books and records included in the Purchased Assets that are needed by any Seller or any successors or assigns for a valid business purpose, and permit the Sellers' Parent and its agents to inspect and copy such books and records and (ii) assistance in arranging discussions with officers, employees and agents of the Buyer or its affiliated companies on matters which relate to the business as previously conducted by the Sellers and the same as continued by the Buyer; provided, however, that all such inspection or assistance shall be at reasonable times as may be mutually agreed upon by the Buyer and the Sellers' Parent and shall be at the sole cost and expense of the Sellers' Parent.

            (b) If an attempted sale, conveyance, assignment, transfer or delivery of any contracts, claims, leases, commitments, franchises, privileges, permits, consents, certificates, licenses or any other assets, rights or benefits to be sold, conveyed, assigned, transferred and delivered to the Buyer which are included in the Purchased Assets (collectively, the "Rights") would be ineffective without the consent of any other person, and such consent has not been obtained on or before the Closing Date, this Agreement shall not constitute an assignment or an attempted assignment of such Right if such assignment or attempted assignment would constitute a breach thereof or be unlawful. In such case, each Seller at and after the Closing will, at the request and under the direction of the Buyer and in the name of such Seller or otherwise as the Buyer shall specify, take or cause to be taken all such action (including without limitation the appointment of the Buyer as attorney-in-fact for such Seller, but with powers limited to the specific purposes contemplated hereby) and do or cause to be done all such things as shall in the reasonable opinion of the Buyer or its counsel be necessary or proper to (a) assure that Rights shall be preserved for the benefit of the Buyer, and (b) facilitate receipt by the Buyer of the consideration to which the Sellers would otherwise be entitled in and under all Rights, which consideration shall be held for the benefit of, and shall be delivered to, the Buyer. In order to accomplish the foregoing, any Seller may designate the Buyer as its subcontractor to perform obligations of such Seller under any Rights. The Seller whose Rights are being assigned shall also use commercially reasonable efforts to obtain, as soon as practicable, the consent of each such or other person in all cases in which such consent is required, and such Seller and the Buyer will cooperate in any reasonable arrangement designed to enable such Seller to perform its obligation hereunder, and to provide for the assumption by the appropriate Buyer of the benefits, risks and burdens of any such agreement.

            (c) The Sellers from time to time after the Closing at the request of the Buyer and without further consideration shall execute and deliver further instruments of transfer and assignment and take such other action as the Buyer may reasonably require to more effectively transfer and assign to, and vest in, the Buyer each of the Purchased Assets. The Buyer from time to time after the Closing at the request of the Sellers' Parent and without further consideration shall execute and deliver further instruments and take such other action as the Sellers' Parent may reasonably require to more effectively assume and vest in the Buyer each of the Assumed Liabilities.

                                    ARTICLE 2

                        REPRESENTATIONS AND WARRANTIES OF
                       THE SELLERS AND THE SELLERS' PARENT

      The Sellers and the Sellers' Parent represent and warrant to the Buyer, jointly and severally, that the statements contained in this Article 2 are correct and complete as of the date of this Agreement:

     2.1 Organization. Each of the Sellers and the Sellers' Parent is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

     2.2 Authorization of Transaction. Each of the Sellers and the Sellers' Parent has full corporate power and authority to execute and deliver this Agreement and the Closing Deliveries to be executed and/or delivered pursuant to
Section 4.1 of this Agreement (collectively, the "Sellers' Documents") and to perform its obligations hereunder and thereunder. This Agreement constitutes the valid and legally binding obligation of the Sellers and the Sellers' Parent, enforceable in accordance with its terms and conditions. When executed and delivered pursuant to this Agreement, each of the Sellers' Documents shall constitute the valid and legally binding obligation of each of the Sellers and the Sellers' Parent who is a party thereto, enforceable against such Seller and/or the Sellers' Parent, as the case may be, in accordance with its respective terms and conditions. Neither the Sellers nor the Sellers' Parent is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement or by the Sellers' Documents.

     2.3 Noncontravention. Neither the execution and the delivery of this Agreement or the Sellers' Documents, nor the consummation of the transactions contemplated hereby or thereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any Seller or the Sellers' Parent is subject or, any provision of its respective Charter or By-Laws. The transactions contemplated by this Agreement and by the Sellers' Documents have been approved by all requisite corporate action of each Seller and of the Sellers' Parent.

     2.4 Consents and Approvals. The execution and delivery of this Agreement by each Seller and by the Sellers' Parent do not, the execution and delivery of the Sellers' Documents by each Seller and by the Sellers' Parent will not, and the performance of the transactions contemplated hereby and thereby by each Seller and the Sellers' Parent will not, require any filing with or notification to, or any consent, approval, authorization or permit from, any governmental or regulatory authority or any other person except where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications (i) would not prevent or delay the consummation of the transactions contemplated by this Agreement, and (ii) would not have a material adverse effect on the businesses of the Sellers. Except as set forth in this
Section 2.4, neither the Sellers nor the Sellers' Parent makes any representation or warranty as to any requirement that may exist for the Sellers or the Sellers' Parent to give any notice to, or obtain any consent of, any third party in order to consummate the transactions contemplated by this Agreement or by the Sellers' Documents.

     2.5 Litigation. There is no litigation or, to the knowledge of the Sellers and of the Sellers' Parent, governmental or administrative proceeding or investigation pending against any Seller or against the Sellers' Parent or, to the knowledge of the Sellers or of the Sellers' Parent, threatened against any Seller or against the Sellers' Parent, which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

     2.6 Brokers' Fees. None of the Sellers or the Sellers' Parent has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

     2.7 Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE SALE OF THE PURCHASED ASSETS TO THE BUYER, AND THE ASSUMPTION OF THE ASSUMED LIABILITIES BY THE BUYER, ARE BEING MADE ON AN "AS IS, WHERE IS" BASIS. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND OF THE SELLERS' PARENT CONTAINED IN THIS AGREEMENT, THEREFORE, THE SELLERS AND THE SELLERS' PARENT DISCLAIM ALL WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE.


                                    ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF THE BUYER

     The Buyer represents and warrants to the Sellers and the Sellers' Parent that the statements contained in this Article 3 are correct and complete as of the date of this Agreement:

     3.1 Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

     3.2 Authorization of Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and the Closing Deliveries to be executed and/or delivered pursuant to
Section 4.2 of this Agreement (collectively, the "Buyer's Documents") and to perform its obligations hereunder and thereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. When executed and delivered pursuant to this Agreement, each of the Buyer's Documents shall constitute the valid and legally binding obligation of the Buyer, enforceable against the Buyer in accordance with its respective terms and conditions. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement or by the Buyer's Documents.

     3.3 Noncontravention. Neither the execution and the delivery of this Agreement or the Buyer's Documents, nor the consummation of the transactions contemplated hereby or thereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its Charter or By-Laws. The transactions contemplated by this Agreement and by the Buyer's Documents have been approved by all requisite corporate action of the Buyer.

     3.4 Consents and Approvals. The execution and delivery of this Agreement by the Buyer does not, the execution and delivery of the Buyer's Documents by the Buyer will not, and the performance of the transactions contemplated hereby and thereby by the Buyer will not, require any filing with or notification to, or any consent, approval, authorization or permit from, any governmental or regulatory authority or any other person except where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not prevent or delay the consummation of the transactions contemplated by this Agreement. Except as set forth in this Section 3.4, the Buyer makes no representation or warranty as to any requirement that may exist for the Buyer to give any notice to, or obtain any consent of, any third party in order to consummate the transactions contemplated by this Agreement or by the Buyer's Documents.

     3.5. Litigation. There is no litigation or, to the knowledge of the Buyer, governmental or administrative proceeding or investigation pending against the Buyer or, to the knowledge of the Buyer, threatened against the Buyer, which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

     3.6 Brokers' Fees. The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Seller or the Sellers' Parent could become liable or obligated.


                                    ARTICLE 4

                            CONDITIONS TO OBLIGATIONS

     4.1 Conditions to Obligations of the Buyer. The obligations of the Buyer to consummate the transactions contemplated hereby are subject to the satisfaction, on or before the Closing, of the following conditions (unless waived in writing by the Buyer in the manner provided in Section 6.2 hereof):

            (a) Representations, Warranties and Performance of the Sellers and of the Sellers' Parent. The representations and warranties set forth in Article 2 hereof shall be accurate on and as of the date hereof, and on and as of the Closing Date as though made on and as of the Closing Date, and the Sellers and the Sellers' Parent shall have performed all obligations and complied with all covenants required to be performed or to be complied with by them under this Agreement prior to the Closing.

            (b) Authorization. All action necessary to authorize the execution, delivery and performance hereof by the Sellers and the Sellers' Parent and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Sellers and the Sellers' Parent. The Sellers and the Sellers' Parent shall have furnished the Buyer with a copy of all resolutions adopted by their Board of Directors in connection with such actions, certified by the Secretary or an Assistant Secretary of the Sellers' Parent or of the relevant Seller.

            (c) Bills of Sale. At the Closing, each of the Sellers shall have executed and delivered to the Buyer a Bill of Sale transferring to the Buyer all of such Seller's right, title and interest in and to all the Purchased Assets owned by such Seller (other than Randers Professional Building IV and the Building IV Interests), substantially in the form attached as Exhibit B to this Agreement.

            (d) Consents. Any governmental authority having jurisdiction over any Seller, over the Sellers' Parent or over the Buyer, to the extent that its consent or approval is required by applicable law or regulation for the performance of this Agreement or the consummation of the transactions contemplated hereby shall have granted any necessary consent or approval.

            (e) Legal Existence Certificates. Each Seller and the Sellers' Parent shall have delivered to the Buyer a corporate legal existence certificate from its jurisdiction of incorporation.

            (f) Severance Agreement. The Sellers' Parent and Thermo TerraTech shall have executed and delivered to Thomas R. Eurich, Michael J. Krivitzky, Thomas J. McEnhill, Bruce M. Bourdon and David A. Wiegerink a Severance Agreement substantially in the form attached as Exhibit C to this Agreement (the "Severance Agreement").

     4.2 Conditions to Obligations of the Sellers and the Sellers' Parent. The obligations of the Sellers and the Sellers' Parent to consummate the transactions contemplated hereby are subject to the satisfaction, on or before the Closing, of the following conditions (unless waived by the Sellers' Parent in writing in the manner provided in Section 6.2 hereof):

            (a) Representations, Warranties and Performance of the Buyer. The representations and warranties set forth in Article 3 hereof shall be accurate on and as of the date hereof, and on and as of the Closing Date as though made on and as of the Closing Date, and the Buyer shall have performed all obligations and complied with all covenants required to be performed or to be complied with by them under this Agreement prior to the Closing.

            (b) Authorization. All action necessary to authorize the execution, delivery and performance hereof by the Buyers and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Buyer. The Buyer shall have furnished the Sellers' Parent with a copy of all resolutions adopted by its Board of Directors in connection with such actions, certified by the Secretary or an Assistant Secretary of the Buyer.

            (c) The Note. At the Closing, the Buyer shall have executed and delivered to the Sellers' Parent the Note.

            (d) Instruments of Assumption of Liabilities. At the Closing, the Buyer shall have executed and delivered to each of the Sellers an Instrument of Assumption of Liabilities in substantially the form attached as Exhibit D to this Agreement.

            (e) Instruments of Assignment and Assumption of Contracts. At the Closing, the Buyer shall have executed and delivered to each of the Sellers an Instrument of Assignment and Assumption of Contracts in substantially the form attached as Exhibit E to this Agreement.

            (f) Severance Agreement. Thomas R. Eurich, Michael J. Krivitzky, Thomas J. McEnhill, Bruce M. Bourdon and David A. Wiegerink shall have executed and delivered to the Sellers' Parent and Thermo TerraTech the a Severance Agreement.

            (g) Legal Existence  Certificate.  The Buyer shall have delivered to
the  Sellers'  Parent  a  corporate  legal   existence   certificate   from  its
jurisdiction of incorporation.


                                    ARTICLE 5

                                CERTAIN COVENANTS

     5.1   Insurance Coverage.

            (a) From and after the Closing Date, the Seller's Parent shall maintain, at its sole cost and expense, its existing insurance coverage (but only so long as such insurance is commercially available at reasonable costs) with respect to liabilities arising out of any actual or threatened professional liability claim or any errors or omissions claim which may be asserted against the Buyer arising out of any act or omission of the Sellers' Parent, any Seller, or any of their respective officers, directors, employees, agents, servants, successors, assigns and/or business affiliates or agents occurring prior to the Closing Date (including, without limitation, coverage with respect to liabilities that may arise under all Contracts and Projects).

            (b) From and after the Closing Date, the Buyer shall obtain and maintain, at its sole cost and expense, insurance coverage (with policy limits of not less than $2,000,000 per claim) (but only so long as such insurance is commercially available at reasonable costs) with respect to liabilities arising out of any actual or threatened professional liability claim or any errors or omissions claim which may be asserted against the Sellers or the Sellers' Parent arising out of any act or omission of the Buyer, or any of its officers, directors, employees, agents, servants, successors, assigns and/or business affiliates or agents occurring on or after Closing Date (including, without limitation, coverage with respect to liabilities that may arise under all Contracts and Projects).

            (c) The Buyer acknowledges that: (i) at the Closing, the Buyer shall assume, and shall thereafter (as between the Buyer on the one hand and the Sellers and the Sellers' Parent on the other hand) be solely liable for, any such errors and omissions, and neither the Sellers nor the Sellers' Parent shall have any obligation or liability to the Buyer with respect thereto (other than pursuant to this Section 5.1); and (ii) except as set forth in this Section 5.1, the Sellers' Parent shall have no obligation to provide to the Buyer insurance of any sort (whether professional liability, errors and omissions, general liability, automobile or otherwise) or to reimburse the Buyer for any portion of any premium associated with any such insurance.

     5.2 Names of Sellers and of Sellers' Parent.

            (a) As soon as practicable after the Closing, each of the Sellers and the Sellers' Parent shall take steps to amend its respective Charter to change its respective name to remove the name "Randers," "Redeco" and/or "Viridian," as the case may be, therefrom. The Buyer acknowledges that amending the Sellers' Parents' Charter will require the Sellers' Parent to convene a meeting of its stockholders to approve such amendments and that the Sellers' Parent currently contemplates that it will merge with and into Thermo TerraTech, at which time, Thermo TerraTech will own 100% of the Sellers' Parent's outstanding capital stock. The Buyer therefore agrees that the Sellers' Parent may delay taking any action the change of its name until the earlier of (a) the completion of such merger or (b) the next annual meeting of the Sellers' Parent's stockholders.

            (b) From and after the date on which the Charter of the respective Sellers has been changed pursuant to this Section 5.2, no such Seller shall adopt or use any corporate name, trade name or trademark that includes any of the words Randers," "Redeco" and/or "Viridian," either alone or in combination with any other word or words. From and after the date on which the Charter of the Sellers' Parent has been changed pursuant to this Section 5.2, neither the Sellers' Parent, Thermo TerraTech, Thermo Electron nor any subsidiary of any of the foregoing shall adopt or use any corporate name, trade name or trademark that includes any of the words Randers," "Redeco" and/or "Viridian," either alone or in combination with any other word or words.

            (c) The Buyer may continue to use existing supplies of promotional and sales materials bearing corporate names, trade names and/or trademarks including the words "Killam," "Thermo TerraTech" and/or "Thermo Electron") for a period of 30 days after the Closing, but shall use reasonable efforts to ensure that its customers and clients are aware that the Buyer is not owned by, and its services are no longer affiliated with, the Sellers, the Sellers' Parent, Thermo TerraTech or Thermo Electron.

            (d) Notwithstanding the foregoing, Sellers and Sellers' Parent acknowledge and agree that Buyer may, as of the Closing Date and thereafter until each of the Sellers and the Sellers' Parent shall take steps to amend their respective Charters, use the names "Randers," "Redeco" and/or "Viridian," as the case may be, in their business operations, without payment of a fee and without interference by Sellers or Sellers' Parent.

     5.3 Litigation and Administrative Support.

            (a) From and after the Closing Date, in the event and for so long as the Sellers and/or the Sellers' Parent is actively is contesting or defending against any Ongoing Litigation, the Buyer will cooperate with the Sellers and the Sellers' Parent or its or their counsel in such contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with such contest or defense

            (b) From and after the Closing, the Buyer shall provide the Sellers and the Sellers' Parent with such administrative support as any such Seller or the Sellers' Parent may reasonably request with respect to the management of Randers Professional Building III, including without limitation, the collection of rents with respect thereto.

            (c) From and after the Closing Date, in the event and for so long as the Sellers and/or the Sellers' Parent is actively is contesting or defending against any claim with respect to any Completed Contracts and Projects, the Buyer will cooperate with the Sellers and the Sellers' Parent or its or their counsel in such contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with such contest or defense.

            (d) For a period of nine months after the Closing Date, the Buyer shall provide any and all of the litigation cooperation and administrative support requested pursuant to Sections 5.3(a) and/or (b) without charge to any Seller or to the Sellers' Parent. The Sellers and/or the Sellers' Parent shall reimburse the Buyer for the actual, direct costs of providing any such litigation cooperation and/or administrative services requested pursuant to either of such Sections after the end of such nine-month period. The Buyer shall provide any and all of the litigation cooperation requested pursuant to Section 5.3(c) without charge to any Seller or to the Sellers' Parent, without regard to when such cooperation is requested.

     5.4 Confidentiality. The Sellers and the Sellers' Parent will treat and hold as confidential all information concerning the businesses and affairs of the Sellers to be acquired by the Buyer pursuant to this Agreement that is not already generally available to the public (the "Confidential Information"), shall refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in their possession. In the event that any Seller or the Sellers' Parent is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, the Sellers' Parent will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 5.4. If, in the absence of a protective order or the receipt of a waiver hereunder, such Seller or the Sellers' Parent is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, such party may disclose the Confidential Information to the tribunal; provided, however, that the disclosing party shall use its best efforts to obtain, at the request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

     5.5 Lock Box Payments. The respective Sellers shall turn over to the Buyer, promptly upon receipt, the full amount of any accounts receivable of the Sellers which are paid by deposit of funds to lock boxes maintained by any Seller or its affiliates.

     5.6 Provision of Financial Information. Within 30 days after the Closing, the Buyer shall provide the Sellers' Parent with such financial information with respect to the businesses and operations of the Sellers acquired by the Buyer pursuant to this Agreement for the period from December 31, 1999 up to and including the Closing as is reasonably requested by the Sellers' Parent for the purpose of allowing each Seller and the Sellers' Parent to prepare financial reporting information required by federal and state securities and tax laws.

     5.7 Certain Employee Matters.

            (a) Officers of Employees; Termination. At or prior to the Closing, the Buyer shall offer employment as of Closing Date to all employees of the Sellers who are employed on the Closing Date (the "Employees"). The Sellers shall terminate the employment of all of the Employees as of the Closing Date.

            (b) Responsibility for Obligations to Employees; Constructive Dismissal. The Buyer shall be responsible for, and hold the Sellers and the Sellers' Parent harmless against, any severance payments or other obligations (including without limitation any liability for wrongful discharge) that may be due by reason of (i) the termination of the employment of any of the Employees by the Sellers at the Closing Date, (ii) the termination of the employment of any of the Employees by the Buyer after the Closing Date or (iii) the constructive dismissal of any of the Employees resulting from differences between the terms and conditions of their employment by the Buyer after the Closing and those in effect prior to the Closing.

            (c) No Third Party Rights. Except as set forth in the first sentence of Section 5.7(a), nothing contained in this Agreement shall, under any circumstances whatsoever, be construed as, expressly or impliedly, constituting or creating any employment contract, offer of employment, promise of continuing employment, promise of employee benefits, or other obligation of any other kind of or by the Buyer, to, or in favor of, any employees or consultants of any Seller, and the Buyer expressly disclaims any and all liability to any such third party arising out of this Agreement.

     5.8 Real Estate Matters.

            (a) Deed to Randers Professional Building IV. As soon as practicable after the Closing, RGPC shall execute and deliver to the Buyer a deed transferring to the Buyer all of RGPC's right title and interest in and to Randers Professional Building IV and the Building IV Interests (the "Deed"), in form and substance reasonably satisfactory to the Buyer. RGPC acknowledges and agrees that Randers Professional Building IV and the Building IV Interests constitute a portion of the Purchased Assets for which the Buyer shall pay the Purchase Price at the Closing, and that RGPC shall not receive any additional consideration from Buyer in connection with the execution and delivery of the Deed.

            (b) The Mortgage. Simultaneously with the execution and delivery of the Deed pursuant to Section 5.8(a), above, the Buyer shall execute and deliver to the Sellers' Parent a mortgage on Randers Professional Building IV (the "Mortgage"), in form and substance satisfactory to the Sellers' Parent and to Buyer, and the Mortgage shall represent a second priority interest subordinate only to a first priority mortgage held by Huntington National Bank ("HNB"). Upon the request of Sellers' Parent, the Buyer shall execute and deliver to the Sellers' Parent a new promissory note (against delivery of the Note, marked "cancelled"), identical in all respects to the Note other than that such new note may reference the fact that it is secured by the Mortgage.

            (c) Consents. Simultaneously with the execution and delivery of the Deed and the Mortgage pursuant to Section 5.8(a) and Section 5.8(b), above, respectively, the Buyer shall also deliver to the Sellers' Parent the written consent of HNB to the transfer of Randers Professional Building IV to Buyer and the execution and delivery of the Mortgage.


                                    ARTICLE 6

                      MODIFICATION, WAIVER AND TERMINATION

     6.1 Modifications and Amendments. The parties may mutually amend any provision of this Agreement at any time prior to the Closing Date. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties.

     6.2 Waivers. The Sellers' Parent (on its own behalf and on behalf of the Sellers) and the Buyer may, by a written signed instrument, extend the time for or waive the performance of any of the obligations of another party hereto or waive compliance by such other party with any of the covenants or conditions contained herein. No waiver by either such party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     6.3 Termination. At any time prior to the Closing, this Agreement may be terminated (a) by mutual consent of the Buyer and the Sellers' Parent; (b) by the Buyer if (i) there has been a material breach by any Seller or by Sellers' Parent of a covenant, representation or warranty contained in this Agreement;
(ii) the Buyer has notified the Sellers' Parent in writing of the existence of such breach; and (iii) the party in breach has failed to cure such breach within a reasonable period of time after receiving such notice; (c) by the Sellers' Parent if (i) there has been a material breach by the Buyer of a covenant, representation or warranty contained in this Agreement; (ii) the Sellers' Parent has notified the Buyer in writing of the existence of such breach; and (iii) the party in breach has failed to cure such breach within a reasonable period of time after receiving such notice; or (d) by the Buyer or by the Sellers' Parent if (i) there shall be an order of a court in effect preventing consummation of the transactions contemplated by this Agreement or (ii) there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated, issued or deemed applicable to this Agreement, by a governmental authority that would make consummation of such transactions illegal. Any such termination shall be binding upon the respective affiliates of the Buyer and of the Sellers' Parent.

     6.4 Effect of Termination. If this Agreement shall be terminated as provided in Section 6.3, this Agreement shall forthwith become void (except as otherwise provided in Section 8.11); provided, however, that the foregoing shall not relieve any party from liability for damages actually incurred as a result of any breach of this Agreement.


                                    ARTICLE 7

                                 INDEMNIFICATION

     7.1 Indemnification by the Sellers and by the Sellers' Parent. The Buyer, upon demand, shall be indemnified by the Sellers and by the Sellers' Parent, jointly and severally, for the full amount of all Damages (as defined in Section
7.7 below) suffered by the Buyer as a direct or indirect result of:

                  (i) the breach of any representation or warranty made by the Sellers or by Sellers' Parent in or pursuant to this Agreement (including without limitation the representations and warranties set forth in Article
      2);

                  (ii) any failure by the Sellers or by the Sellers' Parent to perform any obligation or comply with any covenant or agreement of the Sellers or of the Sellers' Parent specified herein or in any other document executed at the Closing;

                  (iii) any  claim   asserted   with  respect  to  the  Excluded
      Liabilities;

                  (iv)  any  claim   asserted   with   respect  to  the  Ongoing
      Litigation;

                  (v) any claim with respect to the professional liability of the Sellers, or their respective officers, directors, employees, agents, servants, successors, assigns and/or business affiliates or agents, arising out of any act or omission occurring prior to the Closing Date; provided, however, notwithstanding any provision of this Article 7 to the contrary, that so long as the Seller's Parent maintains its existing professional liability insurance policies, at least at their existing policy limits, its liabilities and obligations under this clause 7.1(v) with respect to any such claim shall not exceed the amounts paid to the Sellers or the Sellers' Parent with respect to such claim under such policies; or

                  (vi) any claim asserted as a result of the Sellers' failure to comply, at the Buyer's request, with the provisions of any applicable bulk sales, fraudulent conveyance or other law for the protection of creditors in connection with the transfer of the Purchased Assets under this Agreement.

     7.2 Limitations on Indemnification by the Sellers and by the Sellers' Parent. Notwithstanding the foregoing Section 7.1, the right of the Buyer to indemnification under Section 7.1(i) shall be subject to the following provisions:

            (a) No indemnification shall be payable to the Buyer by any Seller or by the Sellers' Parent pursuant to Section 7.1(i) unless the total of all claims for indemnification pursuant to Section 7.1(i) shall exceed $50,000, at which point the Buyer shall be entitled to indemnification relating back to the first dollar.

            (b) No  indemnification  shall be payable to the Buyer  pursuant  to
Section 7.1(i) for amounts in excess of the amount of the net equity in the Sellers' business as shown on the Balance Sheet (after eliminating any portion of such net equity represented by Excluded Assets) (the "Net Equity").

            (c) No  indemnification  shall be payable to the Buyer  pursuant  to
Section 7.1(i) with respect to any claim asserted by the Buyer after the second anniversary of the Closing Date.

     7.3 Indemnification by the Buyer. The Sellers and the Sellers' Parent, upon demand, shall be indemnified by the Buyer for the full amount of all Damages suffered by the Sellers and/or the Sellers' Parent as a direct or indirect result of:

                  (i) the breach of any representation or warranty made by the Buyer in or pursuant to this Agreement (including without limitation the representations and warranties set forth in Article 3);

                  (ii) any failure by the Buyer to perform any obligation or comply with any covenant or agreement of the Buyer specified herein or in any other document executed at the Closing;

                  (iii)  any  claim   asserted   with  respect  to  the  Assumed
      Liabilities;

                  (iv) any claim asserted with respect to the Contracts and Projects;

                  (v) any claim with respect to the professional liability of the Buyer, or its officers, directors, employees, agents, servants, successors, assigns and/or business affiliates or agents, arising out of any act or omission occurring on or after the Closing Date; provided, however, notwithstanding any provision of this Article 7 to the contrary, that so long as the Buyer maintains professional liability insurance coverage with policy limits of not less than $2,000,000 per claim, its liabilities and obligations under this clause 7.3(v) with respect to any such claim shall not exceed the amounts paid to the Buyer with respect to such claim under such policies;

                  (vi) any claim for severance payments or other liabilities (including without limitation any liability for wrongful discharge) that may be due to any Employee by reason of (A) the termination of the employment of any of the Employees by the Sellers at the Closing Date, (B) the termination of the employment of any of the Employees by the Buyer after the Closing Date or (C) the constructive dismissal of any of the Employees resulting from differences between the terms and conditions of their employment by the Buyer after the Closing and those in effect prior to the Closing.

     7.4 Limitations of Indemnification by the Buyer. Notwithstanding the foregoing Section 7.3, the rights of the Sellers and of the Sellers' Parent to indemnification under Section 7.3(i) shall be subject to the following provisions:

            (a) No indemnification shall be payable to the Sellers or to the Sellers' Parent by the Buyer pursuant to Section 7.3(i) unless the total of all claims for indemnification pursuant to Section 7.3(i) shall exceed $50,000, at which point the Sellers and the Sellers' Parent shall be entitled to indemnification relating back to the first dollar.

            (b) No indemnification shall be payable to the Sellers or to the Sellers' Parent pursuant to Section 7.3(i) for amounts in excess of the Net Equity.

            (c) No indemnification shall be payable to the Sellers or to the Sellers' Parent pursuant to Section 7.3(i) with respect to any claim asserted by the Sellers or by the Sellers' Parent after the second anniversary of the Closing Date.

     7.5 Notice; Defense of Claims.

            (a) Promptly after receipt by any indemnified party of notice of any claim, liability or expense to which the indemnification obligations hereunder are reasonably likely to apply, such party shall give notice thereof in writing to (i) the Sellers' Parent, in the case of an indemnification demand by the Buyer, or (ii) the Buyer, in the case of an indemnification demand by the Sellers or by the Sellers' Parent (as the case may be, the "Indemnifying Party"). Such notice shall state the information then available regarding the amount and nature of such claim, liability or expense.

            (b) The Indemnifying Party shall have the right, exercisable upon written notice to the party demanding indemnification (the "Indemnified Party") within 20 days after receiving the notice referred to in Section 7.5(a), at its expense, to defend, contest, protest, settle and otherwise control the resolution of any such claim, action or proceeding. The Indemnifying Party shall keep the Indemnified Party apprised of developments with respect to any such claim, action or proceeding, and the Indemnified Party shall have the right to consult with the Indemnifying Party, and to participate therein, subject to the Indemnifying Party's right of control thereof, at the Indemnified Party's expense and with counsel selected by the Indemnified Party. If the Indemnifying Party shall notify the Indemnified Party that the Indemnifying Party has elected to assume any such defense, contest or protest, then the Indemnifying Party shall not be liable to the Indemnified Party hereunder for any legal or other expense subsequently incurred by the Indemnified Party in connection therewith.

            (c) If the Indemnifying Party does not notify the Indemnified Party of its election to defend any claim as provided in Section 7.5(b), then the Indemnified Party may defend, contest, protest, settle and otherwise control the resolution of such claim, action or proceeding. The Indemnified Party shall keep the Indemnifying Party apprised of developments with respect to any such claim, action or proceeding, and the Indemnifying Party shall have the right to consult with the Indemnified Party, and to participate therein, subject to the Indemnified Party's right of control thereof, at the Indemnifying Party's expense and with counsel selected by the Indemnifying Party. If such event, then the Indemnified Party shall not be liable to the Indemnifying Party hereunder for any legal or other expense subsequently incurred by the Indemnifying Party in connection therewith.

     7.6 Payment of Claims. All claims (other than claims made by third parties which are the subject of a good faith dispute between the Indemnified Party (or the Indemnifying Party) and any such third party) shall be paid or otherwise satisfied by the Indemnifying Party within 60 days after notice thereof is given by the Indemnified Party.

     7.7 Definition of Damages. An Indemnified Party shall be entitled to recover the full amount of any liabilities, expenses, costs or loss incurred due to the matter for which indemnification is sought, including reasonable attorney's fees incurred in connection therewith, but any recovery shall be net of any economic benefit to which the Indemnified Party is entitled due to such liabilities, expenses, costs or loss, including, without limitation, (i) any tax refund, reduction or benefit and (ii) any insurance proceeds (excluding self-insured amounts and deductible amounts) (collectively, "Damages"). In no event shall any Indemnified Party be awarded punitive or multiple damages.

     7.8 Limitation on Remedies. It is specifically understood and agreed that, in the absence of knowing and intentional fraud by any party hereto, in the event a misrepresentation or breach of warranty or covenant is discovered by any party after the Closing, such party's remedies shall be limited solely to the indemnification set forth in this Article 7 of this Agreement.

                                    ARTICLE 8

                                  MISCELLANEOUS

     8.1 Bulk  Sales  Law.  Subject  to the  indemnification  obligations  under
Section 7.1(v) hereunder, the Buyer waives compliance by the Sellers with the provisions of any applicable bulk sales, fraudulent conveyance or other law for the protection of creditors in connection with the transfer of the Purchased Assets under this Agreement.

     8.2 Press Releases and Public Announcements. No party to this Agreement shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the Buyer and the Sellers' Parent; provided, however, that any party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing party will use its best efforts to advise the other parties prior to making the disclosure).

     8.3 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person or entity other than the parties hereto and their respective successors and permitted assigns.

     8.4 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof.

     8.5 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Sellers' Parent.

     8.6   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     8.7 Headings. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     8.8  Notices.   All  notices,   requests,   demands,   consents  and  other
communications which are required or permitted hereunder shall be in writing, and shall be deemed given when actually received or if earlier, two days after deposit with the U.S. postal authorities, certified or registered mail, return receipt requested, postage prepaid or two days after deposit with an internationally recognized air courier or express mail, charges prepaid, addressed as follows:

      If to the Buyer:

            RGI Muskegon, Inc.
            570 W. Seminole Road
            Muskegon, Michigan 49444
            Attention: Thomas R. Eurich

      With a copy to:

            McShane & Bowie, P.L.C.
            1100 Campau Square Plaza
            99 Monroe Avenue, NW
            Grand Rapids, Michigan 49501-0360
            Attention: John F. Shape, Esq.

      If to any Seller or to the Sellers' Parent:

            The Randers Killam Group Inc.
            27 Bleeker Street
            P.O. Box
            Milburn, NJ
            Attention: Emil C. Herkert

      With a copy to:

            Carl F. Barnes, Esq.
            Morse, Barnes-Brown & Pendleton, P.C.
            1601 Trapelo Road
            Reservoir Place
            Waltham, MA 02451

or to such other address as any party hereto may designate in writing to the other parties, specifying a change of address for the purpose of this Agreement.

     8.9 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Michigan without giving effect to any choice or conflict of law provision or rule (whether of the State of Michigan or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Michigan.

     8.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     8.11 Expenses. Each of the parties to this Agreement will bear its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, The Sellers' Parent agrees that none of the Sellers has borne or will bear any of the Sellers' costs and expenses in connection with this Agreement or any of the transactions contemplated hereby. This Section 8.11 shall survive the termination of this Agreement.

     8.12 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

     8.13 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     8.14 Specific Performance. Each of the parties acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.


             [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK.]

      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

RGI MUSKEGON, INC.,                     THE RANDERS KILLAM GROUP
a Michigan corporation                  INC., a Delaware corporation


By:  /s/ Thomas R. Eurich               By:  /s/ Emil C. Herkert
     -------------------------------         ----------------------------------
     Thomas R. Eurich, Its President         Emil C. Herkert, Its President
                                             and CEO


                                        RANDERS ENGINEERING, INC.,
                                        a Michigan corporation


                                        By:  /s/ Emil C. Herkert
                                             ----------------------------------
                                             Emil C. Herkert, Its President


                                        REDECO, INC., a Michigan corporation


                                        By:  /s/ Emil C. Herkert
                                             ----------------------------------
                                             Emil C. Herkert, Its President


                                        VIRIDIAN TECHNOLOGY, INC.,
                                        a Michigan corporation


                                        By:  /s/ Emil C. Herkert
                                             ----------------------------------
                                             Emil C. Herkert, Its President


                                        RANDERS GROUP PROPERTY
                                        CORPORATION, a Michigan corporation


                                        By:  /s/ Emil C. Herkert
                                             ----------------------------------
                                             Emil C. Herkert, Its President




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